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                                                            Exhibit 10.5

                                  AMENDMENT TO
                            STOCK OPTION AGREEMENT(S)

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has previously adopted the SEAGULL ENERGY CORPORATION 1981 STOCK OPTION PLAN, the SEAGULL ENERGY CORPORATION 1981 STOCK OPTION PLAN (RESTATED), the SEAGULL ENERGY CORPORATION 1983 STOCK OPTION PLAN, the SEAGULL ENERGY CORPORATION 1983 STOCK OPTION PLAN (RESTATED), the SEAGULL ENERGY CORPORATION 1986 STOCK OPTION PLAN, the SEAGULL ENERGY CORPORATION 1986 STOCK OPTION PLAN (RESTATED), the SEAGULL ENERGY CORPORATION 1990 STOCK OPTION PLAN and the SEAGULL ENERGY CORPORATION 1993 STOCK OPTION PLAN (collectively, the "Option Plans"); and

         WHEREAS, certain nonstatutory stock options ("NSOs") and incentive stock options (collectively, "Options") have heretofore been granted to the optionee, an employee of the Company other than an individual subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Employee"), that are currently outstanding under the Option Plans, each of such Options being listed on the schedule attached hereto and evidenced by a Nonstatutory Stock Option Agreement or an Incentive Stock Option Agreement (collectively, the "Agreements"); and

         WHEREAS, the Employee's employment with the Company will be terminated as the result of the Company's workforce reduction, geographic consolidation and segment disposition announced April 4, 1995, and the Company desires to amend the Agreements in certain respects;

         NOW, THEREFORE, the Agreements shall be amended as follows, effective as of _______________ (Employee's employment termination date):

         1. The vesting schedule contained in the Agreements shall be waived and all Options outstanding under such Agreements shall be exercisable in full.

         2. Notwithstanding any provision in the Agreements to the contrary, with respect to any NSOs (or portions thereof) that were exercisable under the Agreements as of _______________ (day before Employee's employment termination date)("Vested NSOs"), such Vested NSOs shall continue to be exercisable by the Employee, his estate or the person who acquires such Vested NSOs by will or the laws of descent and distribution, at any time on or before December 31, 1996.

         3. As amended hereby, the Agreements are specifically ratified and reaffirmed.


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         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed by one of its officers thereunto duly authorized, and the Employee has executed this amendment, effective as of ________________ (Employee's employment termination date).

                                      SEAGULL ENERGY CORPORATION

                                      By _______________________________________



                                         _______________________________________
                                                                      Employee